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                                                                    EXHIBIT 11.1

                                XTRA CORPORATION
     EARNINGS PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING CALCULATION
- ------------------------------------------------------------------------------
             FOR THE THREE MONTHS ENDED  DECEMBER 31, 1994 AND 1993
                 (MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

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                                                                    1994             1993
                                                                    ----             ----
Net Income                                                       $     19.1        $    15.7
                                                                  =========         ========

Weighted average number of common
     shares outstanding (fully diluted)                              17,034           17,013


Earnings per common and
     dilutive common equivalent share                            $     1.12        $    0.93
                                                                  =========         ========


Computation of Primary Shares Outstanding (in thousands)
- --------------------------------------------------------

Weighted average common shares outstanding                           16,942           16,876


Common stock equivalents for primary EPS:                                92              133
                                                                  ---------         --------

Weighted average number of common
     shares outstanding (primary)                                    17,034           17,009
                                                                  =========         ========


Computation of Fully Diluted Shares Outstanding (in thousands)
- --------------------------------------------------------------

Weighted average common shares outstanding                           16,942           16,876


Common stock equivalents for fully diluted EPS:                          92              137
                                                                  ---------         --------

Weighted average number of common
     shares outstanding (fully diluted)                              17,034           17,013
                                                                  =========         ========


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